EXHIBIT 4.5

SIXTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

FOURTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

FIFTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

FOURTH AMENDMENT TO THE VERIZON SAVINGS PLAN

FOR MANAGEMENT EMPLOYEES

This Amendment is adopted this 12th day of August, 2025.

WHEREAS, Verizon Communications Inc. (Verizon) maintains the Verizon Savings and Security Plan for New York and New England Associates (NYNE Savings Plan), the Verizon Savings and Security Plan for Mid-Atlantic Associates (Mid-Atlantic Savings Plan), the Verizon Savings and Security Plan for West Region Hourly Employees (West Savings Plan), and the Verizon Savings Plan for Management Employees (Management Savings Plan);

WHEREAS, pursuant to Section 18.1 of the NYNE Savings Plan, the plan may be amended by the Verizon Employee Benefits Committee (Committee) acting on behalf of Verizon in a settlor capacity, and the Chairwoman of the Committee is authorized by the Committee to act on behalf of the Committee for that purpose;

WHEREAS, pursuant to Section 20.1 of the Mid-Atlantic Savings Plan, the plan may be amended by the Chairwoman of the Committee, acting on behalf of Verizon in a settlor capacity;

WHEREAS, pursuant to Section 12.01 of the West Savings Plan, the plan may be amended by the most senior Human Resources officer of Verizon acting on behalf of Verizon in a settlor capacity;

WHEREAS, pursuant to Section 12.01 of the Management Savings Plan, the plan may be amended by the most senior Human Resources officer of Verizon acting on behalf of Verizon in a settlor capacity;

WHEREAS, the plans may be amended in certain respects by the chief legal counsel to the Committee acting in a settlor capacity;

WHEREAS, the Committee reviewed a proposed transition from the existing Active U.S. Large Company Fund in the plans to the existing Passive U.S. Large Cap Fund in the plans at its May 6, 2025 meeting;

WHEREAS, the NYNE Savings Plan, Mid-Atlantic Savings Plan, West Savings Plan and Management Savings Plan are to be amended such that, effective as of the market close on September 2, 2025, the Active U.S. Large Company Fund will be closed and any assets in the Active U.S. Large Company Fund as of that date will be liquidated and transferred to the Passive U.S. Large Cap Fund, a current investment option; and

WHEREAS, this amendment is the formal amendment to the plans and reflects the suspension of investments in the Active U.S. Large Company Fund and the elimination of the Active U.S. Large Company Fund as an available investment option, effective as of September 2, 2025.

NOW, THEREFORE, the plans are amended as set forth on the Exhibits hereto effective as stated therein.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

Verizon Communications Inc.
Verizon Employee Benefits Committee

By:	/s/ Sam Hammock
Sam Hammock

Chairwoman of the Verizon Employee Benefits Committee and EVP & CHRO

By:	/s/ Marc Schoenecker
Marc Schoenecker

Counsel to the Verizon Employee Benefits Committee and Associate General Counsel – Employee Benefits

EXHIBIT A

SIXTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR NEW YORK AND NEW ENGLAND ASSOCIATES

The definition of “Funds” in Section 2 of the NYNE Savings Plan is amended to add a new paragraph at the end of such definition, such paragraph to read in its entirety as set forth below.

Effective as of the market close on September 2, 2025, the Active U.S. Equity Fund will transition to the Passive U.S. Equity Index Fund, an existing Fund. Any assets in the Active U.S. Equity Fund as of September 2, 2025 will automatically transfer to the Passive U.S. Equity Index Fund. Therefore, effective September 2, 2025, no additional contributions or investment transfers, including loan repayments, shall be made into the Active U.S. Equity Fund and all elections to invest amounts in the Active U.S. Equity Fund shall be deemed elections to invest in the Passive U.S. Equity Index Fund. In addition, effective September 2, 2025, the Active U.S. Equity Fund shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Passive U.S. Equity Index Fund.

EXHIBIT B

FOURTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR MID-ATLANTIC ASSOCIATES

The definition of “Funds” in Section 2 of the Mid-Atlantic Savings Plan is amended to add a new paragraph at the end of such definition, such paragraph to read in its entirety as set forth below.

Effective as of the market close on September 2, 2025, the Active U.S. Equity Fund will transition to the Passive U.S. Equity Index Fund, an existing Fund. Any assets in the Active U.S. Equity Fund as of September 2, 2025 will automatically transfer to the Passive U.S. Equity Index Fund. Therefore, effective September 2, 2025, no additional contributions or investment transfers, including loan repayments, shall be made into the Active U.S. Equity Fund and all elections to invest amounts in the Active U.S. Equity Fund shall be deemed elections to invest in the Passive U.S. Equity Index Fund. In addition, effective September 2, 2025, the Active U.S. Equity Fund shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Passive U.S. Equity Index Fund.

EXHIBIT C

FIFTH AMENDMENT TO THE VERIZON SAVINGS AND SECURITY PLAN

FOR WEST REGION HOURLY EMPLOYEES

A new Section 6.01(a)(5) is added to the West Savings Plan, to read in its entirety as set forth below.

(5) Effective as of the market close on September 2, 2025, the Active U.S. Equity Fund will transition to the Passive U.S. Equity Index Fund, an existing Fund. Any assets in the Active U.S. Equity Fund as of September 2, 2025 will automatically transfer to the Passive U.S. Equity Index Fund. Therefore, effective September 2, 2025, no additional contributions or investment transfers, including loan repayments, shall be made into the Active U.S. Equity Fund and all elections to invest amounts in the Active U.S. Equity Fund shall be deemed elections to invest in the Passive U.S. Equity Index Fund. In addition, effective September 2, 2025, the Active U.S. Equity Fund shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the Passive U.S. Equity Index Fund.

EXHIBIT D

FOURTH AMENDMENT TO THE VERIZON SAVINGS PLAN

FOR MANAGEMENT EMPLOYEES

A new Section 6.01(a)(6) is added to the Management Savings Plan, to read in its entirety as set forth below.

(6) Effective as of the market close on September 2, 2025, the U.S. Large Company Fund will transition to the U.S. Large Company Index Fund, an existing Fund. Any assets in the U.S. Large Company Fund as of September 2, 2025 will automatically transfer to the U.S. Large Company Index Fund. Therefore, effective September 2, 2025, no additional contributions or investment transfers, including loan repayments, shall be made into the U.S. Large Company Fund and all elections to invest amounts in the U.S. Large Company Fund shall be deemed elections to invest in the U.S. Large Company Index Fund. In addition, effective September 2, 2025, the U.S. Large Company Fund shall not be available as an investment option under the Plan, and all amounts in such fund shall be liquidated and transferred to the U.S. Large Company Index Fund.